UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 21, 2015

REXFORD INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 966-1680

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2015, we held our Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:

Proposal 1.  Election of directors, each to serve until the 2016 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualified.

Nominee	Votes For	Abstentions	Broker Non-Votes
Richard S. Ziman	41,427,046	4,269,339	3,662,116
Howard Schwimmer	45,177,363	519,022	3,662,116
Michael S. Frankel	45,177,363	519,022	3,662,116
Robert L. Antin	44,620,681	1,075,704	3,662,116
Steven G. Good	43,786,715	1,909,670	3,662,116
Tyler H. Rose	44,539,022	1,157,363	3,662,116
Peter E. Schwab	43,784,974	1,911,411	3,662,116

Proposal 2.  Ratification of  the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Votes For	Votes Against	Abstentions
48,546,532	774,557	37,412

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.

May 22, 2015	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.

May 22, 2015	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)